Exhibit 23.2

Consent of Independent registered public accounting firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of IMV Inc. of our report dated March 16, 2022 relating to the consolidated financial statements of the IMV Inc., which appears in Exhibit 99.2 of the IMV Inc.’s Annual Report on Form 40-F for the year ended December 31, 2021.

/s/ PricewaterhouseCoopers LLP

Pricewaterhouse Coopers LLP

Québec, Québec, Canada
December 21, 2022

PricewaterhouseCoopers LLP

Place de la Cité, Tour Cominar, 2640 Laurier Boulevard, Suite 1700, Québec, Quebec, Canada G1V 5C2

T: +1 418 522 7001, F: +1 418 522 5663, www.pwc.com/ca

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